EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                  QUARTER ENDED
                                                           --------------------------
                                                             JUNE 1,        MAY 27,
                                                              1996           1995
                                                           -----------    -----------
PRIMARY:

Net income (loss) ......................................   $  (218,353)   $  (658,622)
                                                           ===========    ===========
Weighted average common shares outstanding .............     3,793,312      3,791,272

Common stock equivalents: (stock options and warrants) .          --             --
                                                           -----------    -----------
Weighted average number of common shares
and common share equivalents outstanding ...............     3,793,312      3,791,272
                                                           ===========    ===========
EARNINGS PER SHARE:

Net income (loss) per common and common equivalent share   $     (0.06)   $     (0.17)
                                                           ===========    ===========


FULLY DILUTED:

Net income (loss) ......................................   $  (218,353)   $  (658,622)
                                                           ===========    ===========
Weighted average common shares outstanding .............     3,793,312      3,791,272

Common stock equivalents: (stock options and warrants) .          --             --
                                                           -----------    -----------
Weighted average number of common shares
and common share equivalents outstanding ...............     3,793,312      3,791,272
                                                           ===========    ===========
EARNINGS PER SHARE:

Net income (loss) per common and common equivalent share   $     (0.06)   $     (0.17)
                                                           ===========    ===========


Note: The calculation of fully diluted earnings per share is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in less than 3% dilution.